UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2014

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 16, 2014, Yuma Hospitality Properties Limited Partnership (“Yuma”), a subsidiary of InnSuites Hospitality Trust (the “Trust”) entered into a $392,000 credit card advance financing business loan with American Express Bank, FSB (the “Agreement) with a maturity date of 365 days after the disbursement of the initial loan. The agreement includes acceleration provisions upon default. The funds may be used for Yuma working capital. The Trust and/or one or more of its subsidiaries may enter into similar arrangements to add additional working capital to select subsidiaries in the year ahead.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 27, 2014, the Trust received another letter from the NYSE MKT LLC (f/k/a AMEX) (the “NYSE MKT”) informing the Trust that the Trust is not in compliance with continued listing standards of the NYSE MKT, Section 1003(a)(ii) and Section 1003(a) (iii) of the NYSE MKT Company Guide, due to the Trust having stockholders’ equity of less than $4.0 million and $6.0 million, respectively, as of April 30, 2014, and net losses in five consecutive fiscal years as of January 31, 2014. The Trust was informed by the NYSE MKT that a significant portion of the Trust’s non-controlling interest may not be used in its compliance calculation.

The Trust was afforded the opportunity to submit a plan to the NYSE MKT by July 29, 2014 on how it intends to regain compliance with Section 1003(a)(ii) and 1003(a)(iii) by June 27, 2015. On July 24, 2014, the Trust submitted a plan to the NYSE MKT for its review and approval and subsequently provided additional information to the NYSE MKT.

On September 19, 2014, the NYSE MKT notified the Trust that it is not in compliance with Section 1003(a)(i) of the NYSE MKT Company Guide since it reported Stockholders’ Equity of less than $2.0 million at July 31, 2014 and has incurred losses in two of its three fiscal years ended January 31, 2014. The NYSE has accepted Trusts’ equity expansion compliance plan and has granted the Trust until December 29, 2015 to comply with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE MKT Company Guide.

The Trust will be subject to periodic review by the NYSE MKT’s staff during this extension period. Failure to make progress consistent with the plan or to regain compliance with continued listing standards by the end of the extension period could result in the Trust being delisted from the NYSE MKT.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Business Loan and Security Agreement, dated September 16, 2014, executed by Yuma Hospitality Properties Limited Partnership as borrower, in favor of American Express Bank, FSB, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:  /s/ Adam B. Remis

Adam B. Remis

Chief Financial Officer

 Date:  September 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Business Loan and Security Agreement, dated September 16, 2014, executed by Yuma Hospitality Properties Limited Partnership, as borrowers, in favor of American Express Bank, FSB, as Lender.
99.1	September 22, 2014 IHT Press Release